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Exhibit 12. Computation of Earnings to Fixed Charges


                                                     Predecessor                                  The Company
                                           -------------------------------   -----------------------------------------------------
                                              Year ended September 30,       Year ended September 30,   Six Months ended March 31,
                                             1993        1994      1995        1996           1997        1997             1998
                                           --------    --------  ---------   ---------      --------    --------         ---------
Fixed charges:
  Interest expense                               81         380        723       1,013         2,962       1,411             2,201
  Portion of rental expense
    representative of interest                  137         167        465         883         1,267         569               761
                                           --------    --------  ---------   ---------      --------    --------         ---------
Total fixed charges                             218         547      1,188       1,896         4,229       1,980             2,962
                                           ========    ========  =========   =========      ========    ========         =========

Earnings:
  Income (loss) before income taxes        $ (2,984)   $  1,212  $     852   $   7,112      $  8,250    $  3,439         $   5,115
  Fixed charges                                 218         547      1,188       1,896         4,229       1,980             2,962
                                           --------    --------  ---------   ---------      --------    --------         ---------
Total earnings                               (2,766)      1,759      2,040       9,008        12,479       5,419             8,077
                                           ========    ========  =========   =========      ========    ========         =========

Ration of earnings to fixed charges              (1)   3.2 to 1   1.7 to 1    4.8 to 1     3.0 to 1     2.7 to 1          2.7 to 1
Excess of fixed charges over earnings      $  2,984         N/A        N/A         N/A          N/A          N/A               N/A

                                                 (1)   Earnings are inadequate to cover fixed charges
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